Exhibit 99.1

SPX REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS
AND PROVIDES 2015 FINANCIAL MODELING TARGETS

•                  Flow Technology Segment Income Margins Expanded 190 Points to 16.2%

•                  Adjusted Free Cash Flow* from Continuing Operations of $204 Million

•                  Adjusted EPS* from Continuing Operations of $2.36

•                  Completed $75 Million of Share Repurchases in the Quarter

CHARLOTTE, NC — February 12, 2015 — SPX Corporation (NYSE:SPW) today reported results for the fourth quarter and the year ended December 31, 2014 and provided 2015 financial modeling targets.

Fourth Quarter 2014 Overview:

•                  Revenues decreased 3.9% to $1.28 billion from $1.33 billion in the year-ago quarter.  Organic revenues* decreased 0.5%, due primarily to a $40 million reduction in revenue recognized on the power projects in South Africa.  Currency decreased revenues by 3.4%.

•                  Segment income and margins were $152.3 million and 11.9%, compared to $172.5 million and 13.0% in the year-ago quarter.

•            Q4 2014 segment income included a $25 million charge in the Thermal Equipment and Services segment related to additional costs and accruals on the South Africa projects.

•                  Net loss per share from continuing operations was $0.78, compared to diluted net income per share from continuing operations of $1.87 in the year-ago quarter.

•                  Q4 2014 net loss per share from continuing operations included the following notable items:

•            Non-cash pension expense of $1.45, due primarily to the annual mark-to-market adjustment;

•            Non-cash asset impairment charges of $0.74;

•            A charge of $0.46 related to additional costs and accruals on the South Africa projects;

•            Costs of $0.39 associated with the planned spin-off of the Flow business;

•            Income tax expense of $0.46 related to the repatriation of $92 million of cash; and

•            Income tax benefits of $0.36 related to various discrete income tax items.

•                  Excluding the items mentioned above, Q4 2014 adjusted diluted earnings per share from continuing operations were $2.36.

•                  Net cash generated from continuing operations was $140.0 million and included $58.4 million of income tax payments associated with gains on asset sales, $18.6 million of tax payments related to repatriation of cash from China and $7.0 million of cash outflows related to the planned spin-off.  In the year-ago quarter, net cash generated from continuing operations was $254.7 million.

•                  Adjusted free cash flow from continuing operations was $204.4 million, compared to $242.3 million in the year-ago quarter.

Full Year 2014 Overview:

•                  Revenues decreased 1.1% to $4.72 billion from $4.77 billion in the prior year.  Organic revenues* decreased 0.4%, due primarily to a $94 million reduction in revenue recognized on the large power projects in South Africa.  Currency decreased revenues by 0.7%.

•                  Segment income and margins improved to $522.1 million and 11.1%, compared to $510.1 million and 10.7% in the prior year.

•                  2014 segment income included a $34 million loss in the Thermal Equipment and Services reportable segment related to the South Africa projects.

•                  Diluted net income per share from continuing operations was $9.05, compared to diluted net income per share from continuing operations of $4.55 in the prior year.

•                  2014 diluted net income per share included the following notable items:

•                  Gain on asset sale of $7.34 attributable to the sale of the company’s joint venture interest in EGS Electrical Group, LLC;

•                  Non-cash pension expense of $1.73, due primarily to the annual mark-to-market adjustment;

•                  Non-cash asset impairment charges of $0.70;

•                  A charge of $0.47 related to the early extinguishment of debt;

•                  A charge of $0.44 related to additional costs and accruals on the South Africa projects;

•                  Costs of $0.39 associated with the planned spin-off of the Flow business;

•                  Income tax expense of $0.43 related to the repatriation of $92 million of cash; and

•                  Income tax benefits of $0.34 related to various discrete income tax items.

•                  Excluding the items mentioned above, 2014 adjusted diluted earnings per share from continuing operations were $5.53.

•                  Net cash generated from continuing operations was $81.7 million and included $235.0 million of income tax payments associated with gains on asset sales, $18.6 million of tax payments related to the repatriation of cash from China and $7.0 million of cash outflows related to the planned spin-off.  In the prior year, net cash generated from continuing operations was $111.6 million and included $115.0 million of tax payments associated with gains on asset sales and a $160.0 million discretionary pension contribution, net of taxes.

•                  Adjusted free cash flow from continuing operations was $281.2 million, compared to $331.5 million in the prior year.

“2014 was a milestone year for SPX.  We completed a successful transition to our new operational alignment and executed several strategic actions that culminated with the announcement of our plan to spin-off our Flow business in 2015,” said Chris Kearney, Chairman, President and CEO of SPX.  “We finished 2014 with solid operating performance in the fourth quarter, highlighted by strong free cash flow conversion and impressive margin improvement in our Flow segment for the sixth consecutive quarter.  Flow’s segment income margins were 16.2% in the fourth quarter and 13.9% for the full year, up 190 points and 220 points, respectively, over the prior year periods.”

“As we begin 2015, we remain focused on continued operational improvement and separating SPX into two strong, independent companies.  We see this as a unique opportunity to create shareholder value at both future companies and we are committed to that goal,” Kearney concluded.

2015 Financial Modeling Approach:

For 2015 the company has provided financial modeling targets for revenue, segment income, EBITDA and other reasonably predictable items.  SPX management does not believe it is useful to provide 2015 EPS guidance given its plan to complete the spin-off of its Flow business in Q3 2015 and the uncertain timing of related financial impacts.  However, the company plans to provide regular updates on the actions and related costs associated with the spin-off of its Flow business.

2015 Financial Modeling Targets:

Total revenues	(5%) to (1%)
Currency impact to revenues	~(5%)
Organic revenues	0% to +4%
Segment Income margin	+90 points
Free Cash Flow	~100% of operating income
Special Charges (Restructuring)	~$20m
Consolidated EBITDA (1)	$550m to $600m

“For 2015, we are targeting organic growth to be flat to up 4% and expect segment income margins to expand 90 points.  We are targeting consolidated EBITDA(1) in the range of $550 million to $600 million,” said Jeremy Smeltser, Vice President and Chief Financial Officer.

“The strength of the U.S. dollar and reduced oil prices are challenging headwinds to growing our top-line in 2015,” Smeltser continued. “Given recent oil prices and customer behavior, we expect Flow’s Power & Energy organic revenue to decline double-digits in 2015.  In contrast, we expect organic growth in Flow’s Food & Beverage and Industrial businesses, as well as organic growth in our Thermal and Industrial segments, where year-end 2014 backlogs were up double-digits on a year-over-year basis.”

CONTINUING OPERATIONS OVERVIEW

Flow Technology

Revenues for the fourth quarter of 2014 were $679.5 million, compared to $720.0 million in the fourth quarter of 2013, a decrease of $40.5 million, or 5.6%.  Currency fluctuations decreased revenues by 4.4%.  Organic revenues* declined 1.2% due primarily to lower sales in Asia Pacific.

Segment income was $109.9 million, or 16.2% of revenues, in the fourth quarter of 2014, compared to $103.2 million, or 14.3% of revenues, in the fourth quarter of 2013. The increase in segment income and margin was driven by improved operational performance across all three end market platforms, led by Flow’s Power & Energy business.  Cost reductions associated with restructuring actions also contributed to the improved profitability.

Thermal Equipment and Services

Revenues for the fourth quarter of 2014 were $384.2 million, compared to $364.7 million in the fourth quarter of 2013, an increase of $19.5 million, or 5.3%.  Organic revenues* increased 8.6%, while currency fluctuations decreased revenues by 3.3%.  The organic revenue growth was driven by increased sales of cooling equipment in the Americas and Asia Pacific, heat exchangers in the Americas and Europe and personal comfort heating products in North America.  This increase more than offset a $40 million organic decline in revenue associated with the large power projects in South Africa.

Segment income was $10.5 million, or 2.7% of revenues, in the fourth quarter of 2014, compared to $32.3 million, or 8.9% of revenues, in the fourth quarter of 2013.  The decrease in segment income and margin was due to a $25.0 million charge recorded in the period for additional costs and accruals related to the large power projects in South Africa.  The business environment surrounding the projects in South Africa has become increasingly difficult with extended schedules and on-going challenges with certain subcontractors.  This charge offset improved profitability in other businesses in the segment, driven primarily by the organic growth described above.

Industrial Products and Services and Other

Revenues for the fourth quarter of 2014 were $214.0 million, compared to $244.2 million in the fourth quarter of 2013, a decrease of $30.2 million, or 12.4%.  Organic revenues* decreased 11.7% and currency fluctuations decreased revenues by 0.7%.  The organic revenue decline was due primarily to fewer shipments of fare collection systems and power transformers in the U.S.

Income was $31.9 million, or 14.9% of revenues, in the fourth quarter of 2014, compared to $37.0 million, or 15.2% of revenues, in the fourth quarter of 2013.  The decrease in income and margin was due to a significant decline in fare collection system sales and profit, which are expected to recover in 2015.

OTHER ITEMS

Share Repurchases:  During the fourth quarter of 2014, the company repurchased a total of 0.823 million shares of common stock under a Rule 10b5-1 trading plan for $74.5 million. For the full year, the company repurchased a total of 4.852 million shares of common stock for $488.8 million, completing the $500 million share repurchase plan that began trading on December 18, 2013.

Dividend:  On November 20, 2014, the company announced that its Board of Directors had declared a quarterly dividend of $0.375 per common share to shareholders of record on December 15, 2014, which was paid on January 5, 2015.

Pension:  During the fourth quarter of 2014, the company recognized a charge to net periodic benefit expense of $86.3 million primarily related to mark-to-market pension accounting and, to a lesser extent, actions to annuitize a portion of the company’s U.K. pension plan.  The mark-to-market adjustment resulted from lower discount rates and changes in mortality rate assumptions, partially offset by better than expected returns on our plans’ assets.

Form 10-K:  The company expects to file its annual report on Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission no later than March 1, 2015. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

About SPX:  Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global, multi-industry manufacturing leader with approximately $5 billion in annual revenue, operations in more than 35 countries and over 14,000 employees. The company’s highly-specialized, engineered products and technologies are concentrated in flow technology and energy infrastructure. Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand for electricity and processed foods and beverages, particularly in emerging markets. The company’s products include food processing systems for the food and beverage industry, critical flow components for oil and gas processing, power transformers for utility companies, and cooling systems for power plants. For more information, please visit www.spx.com.

*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.

(1) Consolidated EBITDA as defined by SPX’s credit facilities.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Also, there can be no assurance as to when the company’s planned spin-off will be completed, if at all, or if the spin-off will be completed in the form contemplated.  Even if the transaction is completed as and on the timetable currently contemplated, the two publicly-traded companies may not realize some of or all projected benefits, or expenses relating to the spin-off may be significantly higher than projected.  Following completion of the spin-off, there can be no guarantee the combined value of the common stock of the two publicly traded companies will equal or exceed the value of our stock had the spin-off not occurred.  Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contacts:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Revenues	$1,277.7	$1,328.9	$4,721.1	$4,773.3

Costs and expenses:
Cost of products sold	910.2	927.7	3,357.5	3,392.3
Selling, general and administrative	328.0	247.2	1,068.7	963.9
Intangible amortization	7.6	8.6	31.8	33.0
Impairment of goodwill and other long-term assets	38.1	4.7	38.1	6.7
Special charges, net	4.5	7.2	23.1	32.3
Operating income (loss)	(10.7)	133.5	201.9	345.1

Other income (expense), net	(5.9)	(7.1)	484.6	(11.3)
Interest expense	(17.6)	(29.2)	(69.8)	(112.6)
Interest income	1.6	2.0	8.6	8.2
Loss on early extinguishment of debt	—	—	(32.5)	—
Equity earnings in joint ventures	0.6	11.6	1.4	42.2
Income (loss) from continuing operations before income taxes	(32.0)	110.8	594.2	271.6
Income tax provision	(8.0)	(25.7)	(214.1)	(60.3)
Income (loss) from continuing operations	(40.0)	85.1	380.1	211.3

Income (loss) from discontinued operations, net of tax	(4.5)	3.5	(5.0)	5.3
Gain (loss) on disposition of discontinued operations, net of tax	1.3	(1.7)	13.3	(4.0)
Income (loss) from discontinued operations, net of tax	(3.2)	1.8	8.3	1.3

Net income (loss)	(43.2)	86.9	388.4	212.6
Less: Net income (loss) attributable to noncontrolling interests	(8.2)	(0.1)	(9.5)	2.4
Net income (loss) attributable to SPX Corporation common shareholders	$(35.0)	$87.0	$397.9	$210.2

Amounts attributable to SPX Corporation common shareholders:
Income (loss) from continuing operations, net of tax	$(31.8)	$85.2	$389.6	$209.1
Income (loss) from discontinued operations, net of tax	(3.2)	1.8	8.3	1.1
Net income (loss)	$(35.0)	$87.0	$397.9	$210.2

Basic income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$(0.78)	$1.90	$9.19	$4.61
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.08)	0.04	0.19	0.02
Net income (loss) per share attributable to SPX Corporation common shareholders	$(0.86)	$1.94	$9.38	$4.63

Weighted average number of common shares outstanding - basic	40.548	44.768	42.400	45.384

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$(0.78)	$1.87	$9.05	$4.55
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.08)	0.04	0.20	0.02
Net income (loss) per share attributable to SPX Corporation common shareholders	$(0.86)	$1.91	$9.25	$4.57

Weighted average number of common shares outstanding - diluted	40.548	45.609	43.031	46.006

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and equivalents	$427.6	$691.8
Accounts receivable, net	1,067.4	1,210.4
Inventories, net	497.8	505.9
Other current assets	98.5	104.4
Deferred income taxes	123.8	119.6
Assets of discontinued operations	—	100.9
Total current assets	2,215.1	2,733.0
Property, plant and equipment:
Land	56.4	46.4
Buildings and leasehold improvements	361.8	387.9
Machinery and equipment	825.9	796.0
	1,244.1	1,230.3
Accumulated depreciation	(573.2)	(533.8)
Property, plant and equipment, net	670.9	696.5
Goodwill	1,455.4	1,549.1
Intangibles, net	831.0	928.3
Other assets	729.8	949.3
TOTAL ASSETS	$5,902.2	$6,856.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$462.0	$497.5
Accrued expenses	892.3	990.8
Income taxes payable	43.7	73.1
Short-term debt	181.1	26.9
Current maturities of long-term debt	30.8	558.7
Liabilities of discontinued operations	—	27.4
Total current liabilities	1,609.9	2,174.4

Long-term debt	1,157.8	1,090.0
Deferred and other income taxes	294.9	427.2
Other long-term liabilities	1,018.5	992.6
Total long-term liabilities	2,471.2	2,509.8

Equity:
SPX Corporation shareholders’ equity:
Common stock	1,008.2	1,004.5
Paid-in capital	1,600.8	1,571.5
Retained earnings	2,637.8	2,303.1
Accumulated other comprehensive income	62.6	287.5
Common stock in treasury	(3,491.5)	(3,008.6)
Total SPX Corporation shareholders’ equity	1,817.9	2,158.0
Noncontrolling interests	3.2	14.0
Total equity	1,821.1	2,172.0
TOTAL LIABILITIES AND EQUITY	$5,902.2	$6,856.2

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$(43.2)	$86.9	$388.4	$212.6
Less: Income (loss) from discontinued operations, net of tax	(3.2)	1.8	8.3	1.3
Income (loss) from continuing operations	(40.0)	85.1	380.1	211.3
Adjustments to reconcile income (loss) from continuing operations to net cash from operating activities:
Special charges, net	4.5	7.2	23.1	32.3
Gain on asset sales	—	—	(491.1)	—
Impairment of goodwill and other long-term assets	38.1	4.7	38.1	6.7
Loss on early extinguishment of debt	—	—	32.5	—
Deferred and other income taxes	(37.4)	(6.5)	(81.7)	95.8
Depreciation and amortization	27.1	30.4	109.2	115.1
Pension and other employee benefits	92.8	(1.0)	131.8	(0.1)
Stock-based compensation	4.4	3.5	38.4	32.9
Other, net	1.1	6.2	1.8	10.4
Changes in operating assets and liabilities, net of effects from divestitures:
Accounts receivable and other assets	44.9	(15.2)	61.7	58.3
Inventories	55.6	69.9	(17.1)	9.6
Accounts payable, accrued expenses and other	(47.3)	78.1	(119.6)	(181.9)
Discretionary pension contribution	—	—	—	(250.0)
Cash spending on restructuring actions	(3.8)	(7.7)	(25.5)	(28.8)
Net cash from continuing operations	140.0	254.7	81.7	111.6
Net cash from (used in) discontinued operations	(0.6)	8.1	(5.3)	(6.3)
Net cash from operating activities	139.4	262.8	76.4	105.3

Cash flow from (used in) investing activities:
Proceeds from asset sales and other, net	—	—	581.4	9.8
(Increase) decrease in restricted cash	0.1	0.1	(0.5)	—
Other investments	—	(2.9)	—	(2.9)
Capital expenditures	(19.6)	(12.4)	(61.1)	(55.1)
Net cash from (used in) continuing operations	(19.5)	(15.2)	519.8	(48.2)
Net cash from (used in) discontinued operations	—	(0.2)	107.6	1.5
Net cash from (used in) investing activities	(19.5)	(15.4)	627.4	(46.7)

Cash flows used in financing activities:
Repurchase of senior notes (includes premiums paid of $30.6)	—	—	(530.6)	—
Borrowings under senior credit facilities	105.0	—	572.0	287.0
Repayments under senior credit facilities	(132.0)	—	(339.0)	(287.0)
Borrowings under trade receivables agreement	11.0	—	91.0	35.0
Repayments under trade receivables agreement	(70.0)	—	(81.0)	(35.0)
Net borrowings (repayments) under other financing arrangements	3.0	(11.1)	(52.0)	(20.8)
Purchases of common stock	(74.5)	(11.2)	(488.8)	(260.2)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	—	0.3	(12.9)	(16.2)
Financing fees paid	—	(5.4)	(0.4)	(5.4)
Change in noncontrolling interest in subsidiary	—	—	(0.8)	1.9
Dividends paid	(15.6)	(11.2)	(60.3)	(34.7)
Net cash used in continuing operations	(173.1)	(38.6)	(902.8)	(335.4)
Net cash used in discontinued operations	—	—	—	—
Net cash used in financing activities	(173.1)	(38.6)	(902.8)	(335.4)
Change in cash and equivalents due to changes in foreign currency exchange rates	(21.1)	(7.7)	(65.2)	(15.5)
Net change in cash and equivalents	(74.3)	201.1	(264.2)	(292.3)
Consolidated cash and equivalents, beginning of period	501.9	490.7	691.8	984.1
Consolidated cash and equivalents, end of period	$427.6	$691.8	$427.6	$691.8

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF REPORTABLE SEGMENTS AND OTHER OPERATING SEGMENTS

(Unaudited; in millions)

	Three months ended					Twelve months ended
	December 31, 2014	December 31, 2013	Δ	%/bps		December 31, 2014	December 31, 2013	Δ	%/bps
Flow Technology reportable segment

Revenues	$679.5	$720.0	$(40.5)	-5.6%		$2,596.1	$2,638.0	$(41.9)	-1.6%
Gross profit	240.0	240.4	(0.4)			872.2	835.5	36.7
Selling, general and administrative expense	124.0	130.4	(6.4)			484.8	500.5	(15.7)
Intangible amortization expense	6.1	6.8	(0.7)			25.5	26.7	(1.2)
Income	$109.9	$103.2	$6.7	6.5%		$361.9	$308.3	$53.6	17.4%
as a percent of revenues	16.2%	14.3%		190	bps	13.9%	11.7%		220	bps

Thermal Equipment and Services reportable segment

Revenues	$384.2	$364.7	$19.5	5.3%		$1,329.9	$1,344.2	$(14.3)	-1.1%
Gross profit	64.5	85.8	(21.3)			254.8	290.9	(36.1)
Selling, general and administrative expense	52.8	52.1	0.7			197.4	203.8	(6.4)
Intangible amortization expense	1.2	1.4	(0.2)			5.0	5.2	(0.2)
Income	$10.5	$32.3	$(21.8)	-67.5%		$52.4	$81.9	$(29.5)	-36.0%
as a percent of revenues	2.7%	8.9%		-620	bps	3.9%	6.1%		-220	bps

Industrial Products and Services and Other

Revenues	$214.0	$244.2	$(30.2)	-12.4%		$795.1	$791.1	$4.0	0.5%
Gross profit	65.4	74.4	(9.0)			240.1	252.4	(12.3)
Selling, general and administrative expense	33.2	37.0	(3.8)			131.0	131.4	(0.4)
Intangible amortization expense	0.3	0.4	(0.1)			1.3	1.1	0.2
Income	$31.9	$37.0	$(5.1)	-13.8%		$107.8	$119.9	$(12.1)	-10.1%
as a percent of revenues	14.9%	15.2%		-30	bps	13.6%	15.2%		-160	bps

Consolidated Revenues	$1,277.7	$1,328.9	$(51.2)	-3.9%		$4,721.1	$4,773.3	$(52.2)	-1.1%
Consolidated Segment Income	152.3	172.5	(20.2)	-11.7%		522.1	510.1	12.0	2.4%
as a percent of revenues	11.9%	13.0%		-110	bps	11.1%	10.7%		40	bps

Total income for reportable and other operating segments	$152.3	$172.5	$(20.2)			$522.1	$510.1	$12.0
Corporate expenses	27.8	28.6	(0.8)			106.8	110.8	(4.0)
Pension and postretirement expense (income)	88.2	(5.0)	93.2			113.8	(17.7)	131.5
Stock-based compensation expense	4.4	3.5	0.9			38.4	32.9	5.5
Impairment of intangible and other assets	38.1	4.7	33.4			38.1	6.7	31.4
Special charges, net	4.5	7.2	(2.7)			23.1	32.3	(9.2)
Consolidated Operating Income (Loss)	$(10.7)	$133.5	$(144.2)	-108.0%		$201.9	$345.1	$(143.2)	-41.5%
as a percent of revenues	-0.8%	10.0%		-1080	bps	4.3%	7.2%		-290	bps

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended December 31, 2014
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology reportable segment	(5.6)%	—%	(4.4)%	(1.2)%

Thermal Equipment and Services reportable segment	5.3%	—%	(3.3)%	8.6%

Industrial Products and Services and Other	(12.4)%	—%	(0.7)%	(11.7)%

Consolidated	(3.9)%	—%	(3.4)%	(0.5)%

	Twelve months ended December 31, 2014
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology reportable segment	(1.6)%	—%	(0.3)%	(1.3)%

Thermal Equipment and Services reportable segment	(1.1)%	—%	(2.0)%	0.9%

Industrial Products and Services and Other	0.5%	—%	0.4%	0.1%

Consolidated	(1.1)%	—%	(0.7)%	(0.4)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW AND ADJUSTED FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Net cash from continuing operations	$140.0	$254.7	$81.7	$111.6

Capital expenditures - continuing operations	(19.6)	(12.4)	(61.1)	(55.1)

Free cash flow from continuing operations	120.4	242.3	20.6	56.5

Tax payments related to gains on sales of joint venture interest, Thermal Product Solutions and SPX Precision Components	58.4	—	235.0	—

Tax payments related to cash repatriation	18.6	—	18.6	—

Tax and other payments related to the proposed spin-off	7.0	—	7.0	—

Tax payments related to gain on sale of Service Solutions	—	—	—	115.0

Discretionary pension contribution	—	—	—	250.0

Tax benefit associated with discretionary pension contribution	—	—	—	(90.0)

Adjusted free cash flow from continuing operations	$204.4	$242.3	$281.2	$331.5

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Twelve months ended
December 31, 2014

Beginning cash and equivalents	$691.8

Cash from continuing operations	81.7
Proceeds from asset sales and other, net	581.4
Increase in restricted cash	(0.5)
Capital expenditures	(61.1)
Repurchase of senior notes (includes premiums paid of $30.6)	(530.6)
Borrowings under senior credit facilities	572.0
Repayments under senior credit facilities	(339.0)
Net borrowings under trade receivables agreement	10.0
Net repayments under other financing arrangements	(52.0)
Financing fees paid	(0.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(12.9)
Purchases of common stock	(488.8)
Dividends paid	(60.3)
Change in noncontrolling interest in subsidiary	(0.8)
Cash from discontinued operations	102.3
Change in cash and equivalents due to changes in foreign currency exchange rates	(65.2)

Ending cash and equivalents	$427.6

	Debt at				Debt at
	December 31, 2013	Borrowings	Repayments	Other	December 31, 2014

Domestic revolving loan facility	$—	$472.0	$(339.0)	$—	$133.0
Term loan	475.0	100.0	—	—	575.0
6.875% senior notes	600.0	—	—	—	600.0
7.625% senior notes	500.0	—	(500.0)	—	—
Trade receivables financing arrangement	—	91.0	(81.0)	—	10.0
Other indebtedness	100.6	12.7	(64.7)	3.1	51.7
Totals	$1,675.6	$675.7	$(984.7)	$3.1	$1,369.7

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE RECONCILIATION

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Diluted net income (loss) per share of common stock from continuing operations attributable to SPX Corporation common shareholders	$(0.78)	$1.87	$9.05	$4.55

Gain on sale of joint venture interest	—		(7.34)
Non-service cost pension items (non-cash)	1.45		1.73
Impairments of intangible and other long-term assets (non-cash)	0.74		0.70
Loss on early extinguishment of debt	—		0.47
Taxes on cash repatriation	0.46		0.43
South Africa charge/accrual (net of minority interest)	0.46		0.44
Spin-off related costs	0.39		0.39
Discrete tax benefits	(0.36)		(0.34)
Adjusted diluted net income per share of common stock from continuing operations attributable to SPX Corporation common shareholders	$2.36	$1.87	$5.53	$4.55

SPX CORPORATION AND SUBSIDIARIES CONSOLIDATED EBITDA RECONCILIATION (Unaudited; in millions)

2015
Mid-Point Target

Net Income	$230.0

Income tax provision	89.0
Net interest expense	68.0

Income before interest and taxes	387.0

Depreciation and intangible amortization expense	108.0

EBITDA	495.0

Adjustments:
Non-cash compensation expense	59.0
Extraordinary non-recurring cash charges	20.0
Joint venture EBITDA adjustments	1.0

Consolidated EBITDA*	$575.0

*Consolidated EBITDA as defined in the credit facility. The $575.0 represents the mid-point of our 2015 Consolidated EBITDA target of $550.0 to $600.0.